Exhibit 32.1

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Bidz.com, Inc. (“Bidz.com”), that, to his knowledge, the Quarterly Report of Bidz.com on Form 10-Q for the period ended September 30, 2009 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Bidz.com.

Date: November 9, 2009	By	/s/ David Zinberg
David Zinberg
Chief Executive Officer

Date: November 9, 2009	By	/s/ Lawrence Kong
Lawrence Kong
Chief Financial Officer